UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

ML SELECT FUTURES I L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-50269	13-3879393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 11th Floor
250 Vesey Street
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Merrill Lynch Alternative Investments LLC is the sponsor (the “Sponsor”) and general partner of ML Select Futures I L.P. (the “Registrant”).

(b)           On May 22, 2013, Deann Morgan tendered her resignation as interim Chief Executive Officer and President of the Sponsor.  Her resignation will become effective on the Effective Date (defined in the next paragraph). Ms. Morgan will serve as a Vice President of the Sponsor as of the Effective Date.  Ms Morgan will continue serving as a member of the Board of Managers of the Sponsor.

(c)(d) On May 22, 2013, Keith Glenfield was appointed as the Chief Executive Officer and President of the Sponsor, and as a member of the Board of Managers of the Sponsor, effective upon his registration as an associated person and listing as a principal of the Sponsor with the National Futures Association (the “Effective Date”).

 Mr. Glenfield, age 39, has been a Managing Director and Head of Bank of America Corporation’s (together with its affiliates “BAC”) Global Wealth & Investment Management’s (“GWIM”) Alternative Investments Group, a division within BAC that provides advisory and other services to high net worth clients, since September 2012.  In this role, Mr. Glenfield was responsible for product management and development, strategy, operating risk and controls and other aspects of BAC’s alternative investment platform.  From August 2009 through August 2012, Mr. Glenfield was the Chief Operating Officer of the Global Wealth and Retirement Solutions group (“GWRS”), which is a business unit within the GWIM division within BAC.  In addition to his responsibilities as Chief Operating Officer of GWRS, Mr. Glenfield was also responsible for leading business development within GWRS’s Capital Markets Group from January 2012 through August 2012.  Prior to assuming these roles Mr. Glenfield was the Chief Administration Officer for GWRS’s Capital Markets Group from August 2008 until August 2009 and GWRS’s Investment Management and Guidance Group from April 2008 to August 2008.  Prior to becoming Chief Administration Officer for GWRS’s Investment Management and Guidance Group, Mr. Glenfield was responsible for the Financial Planning and Wealth Management Analytics team within GWRS from February 2005 through April 2008.  Mr. Glenfield holds a B.S. degree in Finance from the College of New Jersey and an M.B.A. from Rutgers University.

There are no family relationships between Mr. Glenfield and any other executive officer or member of the Board of Managers of the Sponsor.  There are no relationships or transactions between Mr. Glenfield and the Registrant that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML SELECT FUTURES I L.P.

By: Merrill Lynch Alternative Investments LLC Its: General Partner

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer

Date: May 29, 2013